                                                                     EXHIBIT 4.1
                                                                  EXECUTION COPY


                              AMENDMENT AND WAIVER

                  AMENDMENT AND WAIVER, dated as of August 26, 2003 (this "Amendment"), to (i) the Receivables Transfer Agreement, dated as of December 20,2001, as amended and restated as of September 24, 2002 (as further amended, supplemented or otherwise modified from time to time, the "Receivables Transfer Agreement"), among Collins & Aikman Products Co., individually and as collection agent (the "Collection Agent"), Carcorp, Inc. (the "Transferor"), the conduit purchasers party thereto from time to time (the "CP Conduit Purchasers"), the committed purchasers party thereto from time to time (the "Committed Purchasers"; and, together with the CP Conduit Purchasers, the "Purchasers"), the funding agents party thereto from time to time (the "Funding Agents") and JPMorgan Chase Bank, as administrative agent (the "Administrative Agent") and
(ii) the Amended and Restated Receivables Purchase Agreement, dated as of December 20, 2001 (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"), among Collins & Aikman Products Co. ("C&A"), its wholly-owned direct and indirect subsidiaries named therein as sellers from time to time (together with C&A, the "Sellers") and Carcorp, Inc., as purchaser (the "Purchaser").

                                   WITNESSETH:

                  WHEREAS, the Collection Agent, the Transferor, the Purchasers, the Funding Agents and the Administrative Agent are parties to the Receivables Transfer Agreement;

                  WHEREAS, the Collection Agent and the Transferor have requested, and the Committed Purchasers have consented to, certain modifications and waivers to the Receivables Transfer Agreement as set forth herein;

                  WHEREAS, the Sellers and the Purchaser are parties to the Receivables Purchase Agreement; and

                  WHEREAS, the Sellers have requested, and the Purchaser and the Funding Agents (with the consent of the Required Committed Purchasers) have consented to, certain modifications to the Receivables Purchase Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:

                  1. Defined Terms. Terms defined in the Receivables Transfer Agreement and used herein shall, unless otherwise indicated, have the meanings given to them in the Receivables Transfer Agreement.

                  2. Waiver of Section 2.12 of the Receivables Transfer Agreement. The Committed Purchasers hereby waive noncompliance by the Collection Agent with Section 2.12 of the Receivables Transfer Agreement resulting from the failure of the Collection Agent to deliver Daily Reports to the Administrative Agent on or prior to the date hereof. The Committed Purchasers further agree to waive any Termination Event or Collection Agent Default resulting from such noncompliance. For the avoidance of doubt, the waiver set forth in this paragraph 2 is only applicable to the failure of the Collection Agent to deliver Daily Reports pursuant to Section 2.12 of the Receivables Transfer Agreement on or prior to the date hereof and shall not be construed to be a waiver of the obligation of the Collection Agent to deliver Daily Reports pursuant to such Section after the date hereof. Each of the parties hereto agrees that as of the date hereof no Termination Date or Purchase Termination Date has occurred or is continuing.

                  3. Amendment to Section 5.01 of the Receivables Transfer Agreement. Section 5.01(a) of the Receivables Transfer Agreement is hereby amended by deleting clause (iii) thereof in its entirety and substituting in lieu thereof the following:

                  "(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate (setting forth, among other things, the computations described in Section 5.04(c)(ii) of the Senior Credit Facility) signed by the Transferor's or C&A's, as applicable, chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP consistently applied and accurately reflect the financial condition of the Transferor or the Parent, as applicable, and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof."

                  4. Amendment to Schedule A of the Receivables Transfer Agreement. (a) Schedule A to the Receivables Transfer Agreement is hereby amended by deleting the following defined terms contained in their entirety and substituting in lieu thereof the following:

                  "Deposit Report" shall mean a written report substantially in the form attached hereto as Exhibit D-1 or Exhibit D-2.

                  "Interest Coverage Ratio" shall be calculated as set forth in the Senior Credit Facility; provided that, for purposes set forth in
         Section 2.12 of the Receivables Transfer Agreement, such ratio shall be compared to the ratio set forth below opposite the applicable time period:


Period Ending:                                     Ratio:
--------------                                     ------
December 31, 2001-September 30,2002                2.25 to 1.00
December 31, 2002                                  2.35 to 1.00
March 31, 2003                                     2.45 to 1.00
June 30, 2003                                      2.55 to 1.00
September 30, 2003                                 2.65 to 1.00
December 31, 2003-September 30, 2004               2.85 to 1.00
December 31, 2004-March 31, 2005                   3.00 to 1.00
June 30, 2005 and thereafter                       3.25 to 1.00


                  "Leverage Ratio" shall be calculated as set forth in the Senior Credit Facility; provided, that, for purposes set forth in Section 2.12 of the Receivables Transfer Agreement, such ratio shall be compared to the ratio set forth below opposite the applicable time period:


Period Ending:                                     Ratio:
--------------                                     ------
December 31, 2001-September 30, 2002               4.50 to 1.00
December 31, 2002                                  4.25 to 1.00
March 31, 2003                                     4.00 to 1.00
June 30, 2003                                      3.75 to 1.00
September 30, 2003                                 3.50 to 1.00
December 31, 2003-September 30, 2004               3.25 to 1.00
December 31, 2004 and thereafter                   3.00 to 1.00

                  5. Amendment to Section 9.1 of the Receivables Purchase Agreement. Section 9.1 of the Receivables Purchase Agreement is hereby amended by deleting clauses (v) and (vi) thereof in their entirety and substituting in lieu thereof the following:

                  "(v) with respect to all Sellers, the day on which the Collection Agent or the Transferor delivers a compliance certificate pursuant to Section 5.01(a)(iii) of the Receivables Transfer Agreement that indicates that C&A shall have permitted the Interest Coverage Ratio (as defined in the Senior Credit Facility and after giving effect to all amendments from time to time to the Senior Credit Facility with respect to such definition and the related financial covenant) during any period set forth in the Senior Credit Facility to be less than the ratio set forth therein, or (vi) with respect to all Sellers, the day on which the Collection Agent or the Transferor delivers a compliance certificate pursuant to Section 5.01(a)(iii) of the Receivables Transfer Agreement that indicates that C&A shall have permitted the Leverage Ratio (as defined in the Senior Credit Facility and after giving effect to all amendments from time to time to the Senior Credit Facility with respect to such definition and the related financial covenant) during any period set forth in the Senior Credit Facility to be greater than the ratio set forth therein (any such date being a "Purchase Termination Date"); provided, however, that the termination of this Agreement with respect to any Seller or all Sellers pursuant to this Section 9.1 hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to the interest of the Purchaser in any Receivable sold prior to such termination or pursuant to Article VI."

                  6. Confirmation of Purchase of Receivables. The Sellers and the Purchaser hereby agree that each Seller's Receivables outstanding on (x) the Original Closing Date, in the case of the Sellers party to the Original Agreement, and (y) the related Seller Addition Date, in the case of Sellers (including the New Sellers) added as parties to the Receivables Purchase Agreement pursuant to Section 10.13 thereto and, in each case, thereafter owned by such Seller through the date hereof have been, sold, assigned, transferred and conveyed by the Sellers to the Purchaser, together with all Related Security and Collections with respect thereto and all Proceeds of the foregoing.

                  7. Effectiveness. This Amendment shall become effective as of the date hereof when the Administrative Agent shall have received counterparts hereof duly executed by the Transferor, the Collection Agent, the Committed Purchasers, the Sellers, the Purchaser and the Funding Agents.

                  8. Representations and Warranties. Each of the Collection Agent, the Sellers and the Transferor hereby represent and warrant that each of the representations and warranties made by it in or pursuant to the Receivables Transfer Agreement or the Receivables Purchase Agreement, as applicable, shall be, after giving effect to this Amendment, true and correct in all material respects, as if made on and as of the date hereof (unless such representations and warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

                  9. Continuing Effect of the Receivables Transfer Agreement and the Receivables Purchase Agreement. This Amendment shall not be construed as a waiver or consent to any further or future action on the part of the Collection Agent, the Transferor or the Sellers that would require a waiver or consent of the Funding Agents and the Required Committed Purchasers. Except as amended hereby, the provisions of the Receivables Transfer Agreement and the Receivables Purchase Agreement are and shall remain in full force and effect.

                  10. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

                  11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.



                              CARCORP, INC., as Transferor and as Purchaser

                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer



                              COLLINS & AIKMAN PRODUCTS CO., individually
                                  and as Collection Agent and a Seller

                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer



                              COLLINS & AIKMAN CARPET & ACOUSTICS
                                  (MI), INC., as a Seller

                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer



                              COLLINS & AIKMAN CARPET & ACOUSTICS
                                  (TN), Inc., as a Seller

                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer



                              COLLINS & AIKMAN ACCESSORY MATS, INC., as
                                  a Seller

                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer

                              DURA CONVERTIBLE SYSTEMS, INC., as a Seller


                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer



                              AMCO CONVERTIBLE FABRICS, INC., as a Seller

                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer



                              COLLINS & AIKMAN PLASTICS, INC., as a Seller

                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer



                              COLLINS & AIKMAN CANADA INC., as a Seller

                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer



                              COLLINS & AIKMAN PLASTICS, LTD., as a Seller

                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer



                              BECKER GROUP, L.L.C., as a Seller

                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Manager

                              COLLINS & AIKMAN FABRICS, INC., as a Seller

                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer



                              COLLINS & AIKMAN AUTOMOTIVE INTERIORS,
                                  INC., as a Seller


                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer



                              COLLINS & AIKMAN AUTOMOTIVE EXTERIORS,
                                  INC., as a Seller

                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer



                              COLLINS & AIKMAN AUTOMOTIVE CANADA
                                  COMPANY (as successor to Textron Canada
                                  Limited), as a Seller

                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer



                              JPS AUTOMOTIVE, INC., as a Seller

                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer



                              COLLINS & AIKMAN INTELLIMOLD, INC., as a
                                  Seller

                              By:    /s/ Robert A. Krause
                                 -----------------------------------
                                 Name:   Robert A. Krause
                                 Title:  Vice President & Treasurer

                              JPMORGAN CHASE BANK, as
                              Administrative Agent and Funding Agent

                              By:    /s/ Lara Graff
                                 -----------------------------------
                                 Name:   Lara Graff
                                 Title:  Vice President



                              JPMORGAN CHASE BANK, as
                              Committed Purchaser

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              CDC FINANCIAL PRODUCTS INC., as
                                  Committed Purchaser and Funding
                                  Agent

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              THE BANK OF NOVA SCOTIA, as
                                  Committed Purchaser and Funding
                                  Agent

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              GENERAL ELECTRIC CAPITAL
                              CORPORATION, as Committed Purchaser
                              and Funding Agent

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:  Duly Authorized Signatory

                              JPMORGAN CHASE BANK, as
                              Administrative Agent and Funding Agent

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              JPMORGAN CHASE BANK, as
                              Committed Purchaser

                              By:     /s/ Catherine M. Kachykals
                                 -----------------------------------
                                 Name: Catherine M. Kachykals
                                 Title: Managing Director



                              CDC FINANCIAL PRODUCTS INC., as
                                  Committed Purchaser and Funding
                                  Agent

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              THE BANK OF NOVA SCOTIA, as
                                  Committed Purchaser and Funding
                                  Agent

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              GENERAL ELECTRIC CAPITAL
                              CORPORATION, as Committed Purchaser
                              and Funding Agent

                              By:
                                 -----------------------------------
                                 Name:
                                 Title: Duly Authorized Signatory

                              JPMORGAN CHASE BANK, as
                              Administrative Agent

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              JPMORGAN CHASE BANK, as
                              Committed Purchaser and Funding Agent

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              CDC FINANCIAL PRODUCTS INC., as
                                  Committed Purchaser and Funding
                                  Agent

                              By:      /s/ Kathy Lynch
                                 -----------------------------------
                                 Name:  Kathy Lynch
                                 Title: Director

                              By:      /s/ Joyce G. Pernin
                                 -----------------------------------
                                 Name:  Joyce G. Pernin
                                 Title: Managing Director



                              THE BANK OF NOVA SCOTIA, as
                                  Committed Purchaser and Funding
                                  Agent

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              GENERAL ELECTRIC CAPITAL
                              CORPORATION, as Committed Purchaser
                              and Funding Agent

                              By:
                                 -----------------------------------
                                 Name:
                                 Title: Duly Authorized Signatory

                              JPMORGAN CHASE BANK, as
                              Administrative Agent

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              JPMORGAN CHASE BANK, as
                              Committed Purchaser and Funding Agent

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              CDC FINANCIAL PRODUCTS INC., as
                                  Committed Purchaser and Funding
                                  Agent

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              THE BANK OF NOVA SCOTIA, as
                                  Committed Purchaser and Funding
                                  Agent

                              By:     /s/ Norman Last
                                 -----------------------------------
                                 Name:  NORMAN LAST
                                 Title: MANAGING DIRECTOR



                              GENERAL ELECTRIC CAPITAL
                              CORPORATION, as Committed Purchaser
                              and Funding Agent

                              By:
                                 -----------------------------------
                                 Name:
                                 Title: Duly Authorized Signatory

                              JPMORGAN CHASE BANK, as
                              Administrative Agent


                              By:
                                 -----------------------------------
                                 Name:
                                 Title:


                              JPMORGAN CHASE BANK, as
                              Committed Purchaser and Funding Agent


                              By:
                                 -----------------------------------
                                 Name:
                                 Title:


                              CDC FINANCIAL PRODUCTS INC., as
                                  Committed Purchaser and Funding
                                  Agent


                              By:
                                 -----------------------------------
                                 Name:
                                 Title:


                              THE BANK OF NOVA SCOTIA, as
                                  Committed Purchaser and Funding
                                  Agent


                              By:
                                 -----------------------------------
                                 Name:
                                 Title:



                              GENERAL ELECTRIC CAPITAL
                              CORPORATION, as Committed Purchaser
                              and Funding Agent


                              By:     /s/ Curtis J. Correa
                                 -----------------------------------
                                 Name:  Curtis J. Correa
                                 Title: Duly Authorized Signatory